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                                                                Exhibit 10.21(b)


Guaranty Agreement (Dickerson L2) between Southern Energy, Inc. and Dickerson OL2 LLC dated as of December 19, 2000

Guaranty Agreement (Dickerson L3) between Southern Energy, Inc. and Dickerson OL3 LLC dated as of December 19, 2000

Guaranty Agreement (Dickerson L4) between Southern Energy, Inc. and Dickerson OL4 LLC dated as of December 19, 2000